                                                                   EXHIBIT 10.19

                            DETAILED LICENSING TERMS

               APPLICABLE TO SOFTWARE, DOCUMENTATION, AND DATABASE

         LICENSOR'S grant to LICENSEE of the right to use and possess the copy of the licensed materials described on the cover page of this License shall be subject to the following additional terms and conditions:

1.       Definitions of Terms Used.

         A. "LICENSOR" means K.L.A.M. Computer Services, INC., an Oklahoman Limited Liability Corporation, having a principal place of business at 1427 N. Bittercreek Terrace, Mustang, Oklahoma 73064, the author and owner of the copyright, if any, on the Licensed Software.

         B. "LICENSEE" means the individual or the business entity licensing the copy of the Software described on the front part of this Agreement. Only those persons in LICENSEE'S organization having need to use the Software in the normal course of their employment are authorized to use the Software in the operation of the business of the LICENSEE in the Licensing Territory and under the terms of this Agreement.

         C. "LICENSED TERRITORY" is the specific limited geographical area described on the cover page of this Agreement. LICENSEE is only licensed to use this Software to render services and using the Software in any other territory is prohibited and is a violation of this Agreement.

         D. "SOFTWARE" is the set of copyrighted, if any, object code computer programs and databases licensed hereunder, and to be provided by LICENSOR, from time to time. The Software may be an unpublished work, copyrighted by the LICENSOR under United States copyright laws.

         E. "DOCUMENTATION" means any Software manual and any written or printed technical material provided by LICENSOR with the Software to explain the operation of the Software and aid in its use.

         F. "LICENSE" means this License Agreement and the rights and obligations which it creates, under United States copyright laws and other applicable state or federal law.

         G. "DERIVATIVE" means any computer software program which may be developed containing any part of the Software, regardless of the form of the resulting code, the media it is carried on, or its intended use.

         H. "TRADE SECRET" means the program structure, logic, data structures, design, process, procedure, formulate, and algorithms contained in the ordered set of instructions which together constitute the Software that may be disclosed by either the Software or the Documentation. Trade Secret does not include information which is Publicly known through no fault of LICENSEE or LICENSEE's employees, contractors, or agents, nor does it include information which is lawfully received by LICENSEE from a third party not bound in a confidential relationship to LICENSOR, nor information disclosed by LICENSOR to a third party without obligation or confidentiality.

2.       Grant of License and Licensee's Agreements.

         2.1 In consideration of LICENSEE'S payment of the initial setup and Continuing service fees stated on the cover page of this License, and of LICENSEE'S agreement to abide by the terms and conditions of this license. LICENSOR grants LICENSEE an exclusive nontransferable right to use and display the specific version of the Software listed on the cover page, only in the Licensing Territory listed, and to render services to customers using the Software and Documentation within the Licensing Territory during the term of this agreement and any renewals thereof LICENSOR retains the right to terminate this License, at any time, should LICENSEE violate any of its provisions. LICENSOR reserves all rights not expressly granted to LICENSEE.

         2.2 LICENSEE agreed to pay LICENSOR all the initial setup and continuing service fees listed on the cover page of this License on or before their due dates.

         2.3 LICENSEE agrees to comply with the terms and conditions of this License and agrees not to use the Software and Documentation licensed hereunder in any way beyond the scope of this License. LICENSEE agrees to take all reasonable steps to protect the Software and Documentation from theft or from use by others contrary to the terms of this License. LICENSEE agrees not to disclose or use any trade secrets which are provided to LICENSEE in LICENSEE's Software, technical manuals, or Documentation except in accordance with the terms of this License. In addition, LICENSEE agrees not to seek to discover any of LICENSOR's Trade Secrets by disassembling, decompiling, or otherwise reverse engineering the Software.

         2.4 LICENSEE agrees that all agreements between LICENSEE and its customers, by which portions of the Software and Documentation are used by such customers, shall be in writing shall be in such form and substance as LICENSOR shall reasonably approve. LICENSEE may use a form agreement, previously approved by LICENSOR, but shall nonetheless provide LICENSOR with true copies of all such licenses signed, without further request of LICENSOR. However, without limitation of the foregoing, LICENSEE shall cause such each such agreement to contain the Following provision:

                  Notwithstanding anything herein to the contrary, in the event of the termination of that certain Software License Agreement and Data Base Update Agreement, dated () 1999 between KLP.N Computer Services, L.L.C ("LICENSOR") and Let's Play, Inc. ("LICENSEE"), at the election of LICENSEE all rights of LICENSEE under this agreement shall be assigned and transferred to LICENSOR. LICENSOR shall not be liable to any party hereto for any liability or obligation of LICENSEE whatsoever, including by limitation any computer software or databases licensed by LICENSOR to LICENSEE; provided however that if LICENSOR shall elect to have LICENSEE's rights in this Agreement assigned to LICENSOR, as above provided, then LICENSOR shall be liable for all of LICENSEE's obligations under such Agreement that do not arise during of in any way relate to the period prior to such assignment. The provisions of this paragraph are for the express benefit of LICENSOR, its successors or assigns but shall end after LICENSEE agrees to return the original and all existing copies of the software and Documentation to LICENSOR within five (5) days after the termination date set forth in the written notice of LICENSOR'S termination of this License for any authorized reason, whether a breach or expiration under the Agreement.

3.       Ownership of Software.

         An express condition of this License is that LICENSOR shall at all times retain ownership of the Software recorded on the original and other copies may subsequently exist. This License is not a sale of the Software data content recorded on LICENSEE'S copy or any subsequent copy. All risk of loss, however, shall be borne by LICENSEE. LICENSOR agrees to provide a replacement copy of any destroyed Software at LICENSOR'S cost of reconstructing the same, plus 20% for administrative costs, upon request of LICENSEE.

4.       Possession and Copying of the Software.

         LICENSEE agrees that the software will only be displayed or read into or used on computers required to render services within the Licensing Territory. LICENSEE agrees to make no more than two (2) copies of the Software for archival or backup purposes only, all of which copies (together with the original) shall be kept in the possession or direct control of LICENSEE and within the Licensing Territory. LICENSEE agrees to place a label on the outside of each backup copy showing the program name, version number and the LICENSOR's copyright and trademark notices, in the same form as they appear On the original licensed copy.

5.       Transfer or Reproduction of Software.

         5.1 LICENSEE is NOT licensed to rent, lease, transfer, network, reproduce Display or distribute this Software, LICENSEE acknowledges that unauthorized reproduction of copies of the Software may constitute a serious crime; such actions may also result in a suit for damages, injunctive relief, and attorney fees.

         5.2 Except as provided in Paragraph 2.4 of the second part of this Agreement entitled "Detailed Licensing Terms" and as provided for by the terms of Paragraph 5.2 in the first part of this Agreement entitled "Terms and Termination," LICENSEE may not transfer any copy of the Software and Documentation to another person or entity outside LICENSEE's immediate organization, on either a permanent or a temporary basis without the express written consent of LICENSOR. If the LICENSEE attempts an unauthorized transfer, this License shall terminate immediately on notice from LICENSOR.

         5.3 This License shall terminate immediately on notice from LICENSOR in the event of a sale or other transfer of LICENSEE's service business without the express written consent of LICENSOR. In addition, this License shall terminate immediately on notice from LICENSOR in the event of a sale or other transfer of stock, partnership or other interests in LICENSEE, that results in LICENSEE's original shareholders or their families owning, in the aggregate, less than fifty-one percent (51%) of the voting stock of the LICENSOR or any permitted transferee without the express written consent of LICENSOR. Any required consents shall not be reasonably withheld or delayed.

         5.4 If a transfer is made without a required approval, LICENSEE shall return the Software and Documentation to LICENSOR, including all copies, within five (5) days of receiving notice of termination from LICENSOR. In the event of an authorized transfer of the service business, the transferee shall sign a new license for the Software and Documentation directly with LICENSOR on LICENSOR's then current terms and conditions. There will, be no change in the licensing terms. LICENSOR retains the right to terminate this license and to take legal action if any of these conditions are violated.

6.       Derivatives, Adaptations, and Modifications to the Software.

         LICENSEE is prohibited from making any modifications to the Software and Documentation and from creating any derivative of the Software and Documentation. However, LICENSEE may request other changes or adaptation as desired. If any other changes or adaptations are desired, LICENSEE may request assistance from LICENSOR however, LICENSOR shall have no obligation to provide customizing services, other than those required from time to time.

 7.      Limited Warranty and Disclaimer of Liability.  LICENSOR HAS NO CONTROL

         OVER THE CONDITIONS UNDER WHICH LICENSEE USES THE SOFTWARE, THEREFORE, LICENSOR DOES NOT AND CANNOT WARRANT THE RESULTS THAT MAY BE OBTAINED BY ITS USE. HOWEVER, LICENSOR PROVIDES THE FOLLOWING LIMITED PERFORMANCE WARRANTIES:

         7.1 LICENSOR warrants that the magnetic media which the Software and Documentation is recorded on and the Documentation provided with it are free from defects in materials and workmanship under normal use. LICENSOR warrants that the Computer Software itself will perform substantially in accordance with the specifications set forth in the Documentation provided with the Software.

         7.2 The above warranties are made for a period of thirty (30) days from the date the completed program is delivered to LICENSEE.

         7.3 LICENSOR will replace any magnetic media or any copy of the Documentation which proved defective in material or workmanship without charge.

         7.4 LICENSOR will either replace or repair any Software that does not perform in accordance with the specifications set forth in the Documentation with a corrected copy of the Software or corrective code. In the case of a error in the documentation, LICENSOR will correct errors in the Documentation without charge by providing addenda or substitute pages.

         7.5 If LICENSOR is unable to replace defective Documentation or defective Media or if LICENSOR is unable to provide corrected software or corrected Documentation within a reasonable time, LICENSOR will either replace the Software with a functionally similar program.

         7.6 LICENSOR does not warrant that the functions contained in the Software will meet LICENSEE'S requirements or that the operation of the Software will be uninterrupted or error free. The warranty does not cover any media or documentation which has been subjected to damage or abuse. The Software warranty does not cover any Software, which has been altered or changed in any way by any one other than the LICENSOR. LICENSOR is not responsible for problems caused by change in the operating system which are made after the delivery of the Software not for the problems that occur as a result of the use of LICENSOR's Software in conjunction with non-LICENSOR software.

         7.7 NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY TO THE MEDIA, THE DOCUMENTATION OR THE SOFI'WARE PROGRAM.

         7.8 LICENSOR SHALL NOT IN ANY CASE BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR OTHER SIMILAR

                  DAMAGES ARISING FROM BREACH OR WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, OR ANY OTHER LEGAL THEORY EVEN IF LICENSOR OR ITS AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         7.9 This warranty allocates risk or product failure between LICENSEE and LICENSOR. LICENSOR's Software and Documentation pricing reflects this allocation of risk and the limitations of liability contained in this warranty. The warranties set forth above are in lieu of all other express warranties, whether oral or written, and the remedies set forth above are LICENSEE's sole and exclusive remedies. The agents and employees of LICENSOR are not authorized to make modifications to this warranty, or additional warranties binding on LICENSOR. According, additional statements such as advertising or presentations, whether oral or written, does not constitute warranties by LICENSOR and should not be relied upon.

8.       Software Maintenance.

                  For the duration of this License, LICENSOR will maintain the Software and Documentation to operate in the Licensing Territory specified on the cover page of the first page of the first part of this Agreement, and supply LICENSEE with any improvements or modifications to the Software and Documentation which are not charged for as options, and which are made generally available to all LICENSOR's licensees.

9.       General Conditions.

         9.1 The validity and performance of this License shall be governed by the law of the State of Oklahoma, except as to copyright and trademark matters which are covered by United States laws and international treaties. This License Agreement is deemed entered into at Oklahoma City, Oklahoma.

         9.2 The failure of any party to enforce any of the provisions hereof shall be construed to be a waiver of the right of such party thereafter to enforce any such provisions.

         9.3 The expiration or termination of this License shall not affect provisions of this License, which by their terms and meaning are of a continuing nature such as the provisions relating to the use or disclosure of trade secrets.

         9.4 This License sets forth the entire understanding and agreement between LICENSOR and LICENSEE as to the subject matter hereof and merger of all prior advertising, discussions, proposals, purchase orders, agreements, communications, and representations between them, whether written or oral. None of the parties shall be bound by any conditions, definitions, warranties, or representations with respect to any of the terms and conditions hereof other than as expressly provided in this License. This License may only be modified by a written agreement made subsequent to the date of this License and signed by an officer of LICENSOR and LICENSEE.

         9.5 If any provision of this License agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this agreement shall remain in full force and effect.

         9.6 Headings included in this Agreement are for convenience only and are not to be used to interpret the agreement between the parties.

         9.7 This License shall be deemed effective from the date LICENSEE receives the Software and Documentation, and shall be valid only so long as LICENSEE uses or possesses the Software and Documentation, unless cancelled by LICENSOR for a violation of its terms.

         9.8 Recognizing the unusual nature of software and trade secrets, LICENSEE acknowledges LICENSOR's right to immediate injunctive relief in case of any breach of this Agreement by LICENSEE, in addition to any other remedy in damages.

         9.9 Each and all of the provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.


                                       SELLER:

                                       K.L.A.M. COMPUTER SERVICES, INC.


                                       By: /s/ Loren Lutz
                                           ----------------------------

         ATTEST:


         /s/ Monika Lutz
         ----------------------------


                                       PURCHASER:

                                       LET'S PLAY, INC.


                                       By: /s/ Thomas Higginson
                                           ----------------------------

         ATTEST:


         /s/ Linda Higginson
         ----------------------------

                        COMPUTER SOFTWARE SALES AGREEMENT

         This agreement made on this _______ day of _________ 1999 by and between K.L.A.M. Computer Services INC., an Oklahoman limited liability corporation, having principal offices at 1427 N. Bittercreek Terrace, Mustang, Oklahoma 73064, hereinafter referred to as ("SELLER") and Let's Play, Inc., a Colorado corporation, having principal offices at 3883 Ruffin Road, Suite A, San Diego California, 92123-1813), hereinafter referred to as ("PURCHASER').

         Witnesseth Whereas, SELLER has developed software entitled Sports Arena Management System Version 1.0 and SELLER is the owner of all right, title, and interest including, but not limited to, copyright in the Software; and Whereas, PURCHASER is a corporation which operates recreational facilities in various locations throughout the United States.

         Whereas, PURCHASER desires to purchase certain rights in the Software from SELLER and SELLER desires to sell certain rights in the Software to PURCHASER on the terms and conditions hereinafter set forth.

         Now, Therefore, SELLER and PURCHASER agree as follows:

1.       Software.

         The Software consists of five sections: l) Scheduling, 2) Receipts, 3) Database, 4) Standings and Overall Statistics, and 5) Overall Interface

2.       Sale of Software.

         PURCHASER assumes all responsibility, without recourse to SELLER, for all support, enhancements costs, services, and all other aspects regarding ownership of the program. However, SELLER shall assist PURCHASER as described in paragraph 6 below.

3.       Closing.

         The closing and transfer of title to the program from SELLER to PURCHASER ("Closing") will take place at the time of the delivery of the Overall Interface described in paragraph 1 above to PURCHASER's Austin location pursuant to paragraph 10 below.

4.       Payment.

         In return for all rights, title, and interest in the program, PURCHASER shall make payments to SELLER as follows:

         4.1 Total Payment in the amount of $10,000.00, which shall be made in increments of $2000.00 per section as described in paragraph 1 with the sum of $2,000.00 per section being due at the time of delivery to the first location of PURCHASER.

5.       Delivery.

         Documentation: SELLER shall deliver to PURCHASER whatever documentation regarding the program that exists as of the date of the Closing. The documentation shall be delivered as one copy of machine-readable object code and one hard copy in human-readable form.

6.       Assistance in Additional Product Development.

         6.1 SELLER agrees to make available to PURCHASER the services of Loren Lutz, ("PROGRAMMER') employed by SELLER, as follows:

                  6.1.1 For the period immediately following the delivery of each section to PURCHASER, as much as three (3) months of Programmer's, technical support via telephone at no charge. A month consists of four (4) and a full week consists of five (5) consecutive workdays of up to eight (8) hours.

                  6.1.2 For a period immediately following the delivery of the completed program to each location, as much as three (3) months of Programmers technical support via telephone at no charge.

                  6.1.3 For a period following the three (3) month period described in paragraph 6.1.1 above, programmer will provide technical support via telephone at the rate of $30.00 per hour to be prorated in fifteen-minute increments. All other software support will be billed at the rate of $30.00 per hour to be prorated in fifteen-minute increments.

                  6.1.4 Programmers support of Hardware will be provided at the rate of $30.00 per hour to be prorated in 15 minute increments.

         6.2 Data backing maintenance will be provided via modem one time per week. Back up of all critical files will be provided by Programmer and held confidentially by Programmer at the rate of $10.00 per month per facility.

         6.3 PURCHASER shall provide Seller/Programmer the use of a computer to the subjection of Seller/Programmers specifications not to exceed $3,000.00 in price, during the length of said contract.

 7.      Warranties.

         SELLER represents and warrants to PURCHASER as follows:

         7.1 SELLER is the sole owner and has the legal right to sell all right title, and interest, including, but not limited to, copyrights, in the program.

         7.2 SELLER further warrants that such sale does not infringe any third parties' property or personal rights.

         7.3 There are no pending lawsuits concerning any aspect of the program and that the program has not been published in such a way as to lose any of its copyright protection.

         7.4 There is no other person, firm, corporation, or other legal entity having any title or interest in the program.

         7.5 There are no outstanding options, licenses, or agreements of any kind relating to the program, although SELLER retains the right to enter into any other options, licenses or organizations relating to the program, or any portion thereof, with any 3rd party in the future.

         7.6 SELLER has full power to grant the rights and privileges granted herein.

         7.7 The execution and consummation of this Agreement will not conflict with or result in any breach of any of the terms conditions or provisions of, or constitute a default under, or result in a creation of any lien, change or encumbrance upon the program pursuant to any corporate charter, by-law, indenture, mortgage, agreement or other instrument to which SELLER is a party.

         7.8 All copies of any or all parts of the program, other than parts in existence only temporarily and used solely in the developmental stages of the program, contain an appropriate copyright notice in the name of the SELLER.

         7.9 SELLER is not in arrears for any federal or state income, social security, unemployment, or any other taxes.

         7.10 This transaction does not involve the sale of all or substantially all of its assets.

         7.11 The program and accompanying documentation are sold "AS IS" and without warranties as to performance of merchantability. THE PROGRAM IS SOLD WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES WHATSOEVER. NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE IS OFFERED. Any liability of SELLER due to a breach of any paragraph of these warranties described in paragraph seven
                  (7), above will be Limited exclusively to replacement of defective media.

8.       Copyrights.

         8.1 PURCHASER shall affix an appropriate copyright notice in the name SELLER on all copies or all parts of the program. If any or all parts of the program have not been registered previously in the United States Copyright office, PURCHASER shall notify SELLER.

         8.2 PURCHASER shall affix the same copyright notice in the name of SELLER on all copies of all parts of the program that are created after delivery.

         8.3 PURCHASER shall enforce copyrights in the program against infringers. This enforcement shall be at PURCHASER's expense.

9.       Buy-Back Option.

         9.1 PURCHASER hereby grants to SELLER an option of first refusal to repurchase the rights, title, and interest in all versions and enhancements of the program and related documentation ("Option") The Option shall be exercisable only in the event that PURCHASER, in its sole discretion, elects to sell its rights, title, and interest in the program.

         9.2 If SELLER elects to exercise the Option, the repurchase shall be on terms mutually agreeable to the parties.

10.      Trial Run.

         10.1 PURCHASER acknowledges that on December 23, 1998 in Oklahoma City, Oklahoma and on February 20, 1999 in Austin, Texas duly authorized representatives of PURCHASER fully tested Sections of the Program in its present state of development on computer hardware of their choice ("Trial Run"). SELLER acknowledges that PURCHASER has not seen the total completed Program in its entirety. As a result of the Trial Run, PURCHASER is fully satisfied that the Program is marketable and hereby waives forever that objection to proceeding with the Agreement; however, PURCHASER and SELLER agree as follows:

         10.2 SELLER will deliver the Sections of the Program as described in paragraph 1.1 above to PURCHASER'S Austin, Texas facility;

         10.3     PURCHASER will pay for said Sections as described in paragraph
                  4.2 above.

         10.4 After Closing and delivery of the completed Program to PURCHASER'S Austin, Texas facility, PURCHASER will have thirty
                  (30) days in which to examine the completed program and decide the following:

                  10.4.1   That the Program is completely satisfactory OR

                  10.4.2 That the Program is not satisfactory at which time SELLER shall be allowed thirty (30) days within which time to cure any defects to PURCHASER'S satisfaction, following that time if PURCHASER is still not satisfied then PURCHASER will not keep the Program or use it in its other facilities and SELLER will keep (60%) of the $10,000.00 purchase price for his time and effort to date and as for liquidated damages.

                  10.4.3 At no time will PURCHASER have the right to keep portions of the Program Without full and complete payment for the entire Program.

11.      Breach or Default.

         In the event that either party should breach any of its obligations under this Agreement ("Event of Default"), then the non-breaching party shall have no further obligation to pay any monies to or to perform any other obligation for the breaching party unless and until such breach is cured. If, as a result of such Event of Default by either party, the non-breaching party shall have suffered monetary damages, the non-breaching party may deduct such monetary damages from any and all monies due to the breaching party under this Agreement.

12.      Term and Termination

         This Agreement shall be binding on the parties, their assigns, personal representatives, and successors This Agreement shall continue in full force and effect in Perpetuity except as herein provided.

13.      Change or Alternations.

         No change or addition to this Agreement shall be effective unless in writing and properly executed by the parties.

14.      Entire Agreement.

         This Agreement contains the entire understanding of the parties and supersedes all previous verbal and written agreements. There are no other agreements, representations, or warranties other than those set forth herein.

15.      Construction.

         This Agreement shall be construed under the laws of the State of Oklahoma.

16.    Arbitration.

         In the event the parties are unable to resolve any dispute, they agree to submit the dispute to binding arbitration in accordance with the rules of the American Arbitration Association. This paragraph shall not preclude either party from seeking injunctive relief from a court of competent jurisdiction.

17.      Effective Date.

         This Agreement shall be effective from the date first indicted above. In Witness Hereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first indicated above.

                                       SELLER:

                                       K.L.A.M. COMPUTER SERVICES, INC.

                                       By: /s/ Loren Lutz
                                           ----------------------------
                                               PRESIDENT

ATTEST:


/s/ Monika Lutz
----------------------------
    SECRETARY


                                       PURCHASER:

                                       LET'S PLAY, INC.


                                       By: /s/ Thomas Higginson
                                           ----------------------------
                                               PRESIDENT

ATTEST:


/s/ Linda Higginson
----------------------------
    SECRETARY

       COMPUTER SOFTWARE LICENSE AGREEMENT AND DATA BASE UPDATE AGREEMENT

         THIS IS A COMPUTER SOFTWARE LICENSE AND DATA BASE UPDATE AGREEMENT between K.L.A.M. Computer Services, INC., an Oklahoma Limited Liability Corporation, having a principal place of business at 1427 N. Bittercreek Terrace, Mustang, Oklahoma 73064 ("LICENSOR") and Let's Play, Inc., a Colorado Corporation having a principal place of business at 3883 Ruffin Road, Suite A, San Diego California, 92123-1813 ("LICENSEE") This Agreement ("AGREEMENT") shall be on the terms and conditions set forth on this covering sheet and in the licensing form attached, which together shall constitute the entire agreement of the parties

1.       Licensee and Effective Date.

         1.1 The authorized LICENSEE is: Name: Let's Play, Inc. a Colorado Corporation Address: 3883 Ruffin Road, Suite A, San Diego, CA 92123-1813

         1.2 The effective date of this Agreement is the date on which the last party to execute this Agreement executes this Agreement.

2.       Installation and Setup Fee.

         2.1    The setup fee has been waived for this Agreement.

3.       Service Fee.

         3.1 LICENSOR shall have the unlimited right to access LICENSEE's computer system by telecommunications or, during normal business hours by direct access, for the purpose of monitoring usage and for program and database maintenance, however, such access will not unreasonably interfere with the operation of the system. The LICENSOR shall keep these financial records and information confidential, except to the extent that disclosure is necessary to resolve dispute between the parties or to comply with the requirements of taxing or other governmental authorities. In the event of dispute, LICENSEE shall make available to LICENSOR and its representatives, promptly upon LICENSOR's request therefor, all of LICENSEE'S records, including without limitation, financial records and financial statements, in order for LICENSOR to accurately determine the amount owing by LICENSEE hereunder.

4.       Licensing Territory.

         4.1 As used herein, the term "Licensing Territory" shall mean the continental United States of America.

5.       Term and Termination.

         5.1 This Agreement shall run for twenty-five (25) calendar years, commencing on the date hereof. As long as the Agreement is not terminated by either party by reason of the default of the other party during the first twenty-five year term, the Agreement shall renew automatically for a second twenty-five
                  (25) year term. After the expiration of the second twenty-five year term, the Agreement shall renew automatically from year to year unless one party shall give the other party written notice of nonrenewal at least six
                  (6) months before the automatic renewal date of the Agreement.

         5.2 Recognizing that LICENSEE may elect to utilize this License through a partnership or subsidiary corporation in which LICENSEE is the controlling partner or the majority shareholder, LICENSOR hereby grants to LICENSEE (but not the LICENSEE'S assignee) the limited right to assign this Agreement with its rights to use the Software and Documentation licensed hereunder to any business entity of which LICENSEE is and continues to be a controlling partner or majority shareholder ("ASSIGNEE") for operations within the Licensing Territory.

                  5.2.1 If at any point LICENSEE ceases to be the controlling partner or majority shareholder of the ASSIGNEE, then LICENSOR may, but need not, require the termination of any assignment. If LICENSOR requires the termination of the assignment under this provision said assignment shall by itself terminate with no further action on the part of the LICENSOR, and the License shall be deemed reassigned to LICENSEE.

                  5.2.2 LICENSEE shall continue to be liable for all sums due from the ASSIGNEE and no failure on the part of the ASSIGNEE to make said payments shall relieve LICF.NSEEE from its individual obligation to make said payments. The bankruptcy or insolvency of the ASSIGNEE, or of the LICENSEE itself, shall be cause for immediate termination of this License, and should LICENSOR be unable to terminate the License because of the provisions of the United States Bankruptcy Laws, then the trustee or other party in possession of the Software and Documentation shall be obligated to protect the trade secret status of the said information by executing a trade secret agreement or returning any source code and internal documentation which it may possess to LICENSOR immediately upon request. The ASSIGNEE holding this License under any assignment shall have no authority whatsoever to further assign or to sublicense this License or any Software or Documentation and on termination or liquidation of the ASSIGNEE, the assignment shall automatically terminate and all the rights granted in this License shall be revested in LICENSOR.

6.       Items to Be Delivered.

         6.1 The following items, and no other, shall be deliverable by LICENSOR, as part of the initial setup and services, on or before the scheduled delivery date of:

                  6.1.1 Licensed programs (Software), Documentation, and appropriate database for the LICENSING Territory, uniquely configured for LICENSEE's equipment and with a database as current as possible as of the effective date of this Agreement, or more recently, if available. The Software licensed according to the detailed License attached is known as Sports Arena Management System Version 1.0, in substantially the form described in the Operational Description in the Documentation provided to LICENSEE, as the said Software may be changed by LICENSOR from time to time.

                  6.1.2 Listing of suggested equipment and procedures for installation of the Software and equipment.

                  6.1.3 Suggested business plan and method of operations, including suggested customer contract and other forms for use in the business, based on the Software and equipment.

LICENSEE understands that the obligation to order, purchase, and install the necessary equipment is that of the LICENSEE. The Software and the database cannot be installed or tested until all required equipment is on hand and in complete working order. LICENSOR shall have no liability for late or malfunctioning installations caused by late or non-working equipment. LICENSOR is not engaged in providing or repairing equipment, and has no responsibility to LICENSEE for any of it.

7.       Taxes and Government Licenses.

         7.1 LICENSEE agrees to pay, upon demand, any and all sales, use, or other similar tax, which may be on LICENSOP by any governmental agency on any aspect of the transaction assessed contemplated hereby. LICENSEE shall be solely responsible for procuring and maintaining any license or franchise required to operate the business in which the Software and database are used.

8.       Indemnity.

         8.1 LICENSEE, and its permitted ASSIGNEES, if any, agrees that they, jointly and severally, if more than one individual or entity, shall indemnify and hold LICENSOR harmless from any and all liability and claims against LICENSOR by anyone, which arise out of or in connection with the use of the Software and the database contained therein in the operation of LICENSEE'5 business, of if the LICENSOR is required to pay by reason of litigation or claims against LICENSOR for any such reason. LICENSOR shall have the right to retain, at LICENSEE's cost, legal counsel of LICENSQR'5 selection for the purpose of defending such claims, but no settlement of any such claims will be made without consultation with LICENSEE and its insurance carriers, if any.

         In Witness Whereof, the parties have executed this Agreement as of the dates set forth below.

DATED this 19th day of March, 1999

                                       LICENSOR:

                                       K.L.A.M. COMPUTER SERVICES


                                       By: /s/ Loren Lutz
                                           ------------------------
                                           PRESIDENT
ATTEST:


/s/ Monika Lutz
------------------------
SECRETARY
                                       LICENSEE:

                                       LET'S PLAY, INC


                                       By: /s/ Thomas W. Higginson
                                           ------------------------
                                           PRESIDENT

ATTEST:


/s/ Linda Higginson
------------------------
SECRETARY